Exhibit 10.4

MERGER AND TRANSFER AGREEMENT

PROFIT-SHARING/401(K) PLAN FOR EMPLOYEES OF

ROCKWOOD SPECIALTIES INC.

AND

THE ROCKWOOD SPECIALTIES INC. MONEY PURCHASE PENSION PLAN

Rockwood Specialties Inc. (the “Employer”), the sponsor of The Rockwood Specialties Inc. Money Purchase Pension Plan (the “Pension Plan”) and the Profit-Sharing/401(k) Plan for Employees of Rockwood Specialties Inc. (the “401(k) Plan”), makes this Merger and Transfer Agreement (the “Agreement”) in its capacity as the sponsor of the 401(k) Plan and the Pension Plan, respectively.

W I T N E S S E T H:

WHEREAS, the Pension Plan and the 401(k) Plan each grant the Employer authority to merge the plans and to provide for the related transfer of assets and liabilities by direct trust-to-trust transfer;

WHEREAS, the Employer wishes to merge the Pension Plan with and into the 401(k) Plan, effective as of December 31, 2010;

WHEREAS, the Employer wishes to provide for the direct trust-to-trust transfer of all assets and liabilities of the Pension Plan to the 401(k) Plan Pension Plan in connection with the merger, effective as of December 31, 2010; and

NOW, THEREFORE, for and in consideration of the premises, the Employer, acting in its capacity as the sponsor of the 401(k) Plan and the Pension Plan, respectively, hereby agrees as follows:

(1)           Transfer of Assets. The Pension Plan Trustee shall transfer all the assets and liabilities to the 401(k) Plan Trustee, and the Trustee of the 401(k) Plan shall accept such assets and liabilities, by direct trust-to-trust transfer, effective as of December 31, 2010.

(2)           Holding and Investment of Assets. The Trustee and Plan Administrator of the 401(k) Plan shall hold, invest, administer and distribute the assets and liabilities transferred from the Pension Plan in accordance with the terms of the 401(k) Plan.

(3)           Participants’ Accounts. With respect to the account balances of the participants under the 401(k) Plan which are transferred from the Pension Plan, the following conditions shall apply:

(a)                                Immediately after the transfer of assets and liabilities from the Pension Plan to the 401(k) Plan, each participant shall have balances in the 401(k) Plan equal to the sum of the account balances each participant had in the Pension Plan and in the 401(k) Plan immediately prior to such transfer;

(b)                               Separate accounting shall be maintained for each participant with respect to the participant’s interest in the 401(k) Plan that is attributable to the Pension Plan;

(c)                                Participants shall continue to vest in the amounts attributable to the Pension Plan in accordance with the vesting schedule set forth in the 401(k) Plan which is at least as favorable as the vesting schedule under the Pension immediately prior to the merger of the Pension Plan with the 401(k) Plan; and

(d)                               The transfer of assets and liabilities from the Pension Plan to the 401(k) Plan shall not result in the elimination of any protected benefits under Section 411(d)(6) of the Internal Revenue Code of 1986 (“Code”), as amended, except to the extent permitted by the Code or the regulations thereunder.

(e)                                  The transfer of the assets and liabilities from the Pension Plan to the 401(k) Plan shall be completed in accordance with all applicable legal requirements, including the requirements of Code Section 414(l) and the regulations thereunder.

(4)           Binding Effect. The terms and conditions of this Agreement shall bind the Trustees and Plan Administrators (and their successors) of the Pension Plan and of the 401(k) Plan, respectively, and shall operate as if fully set forth within the 401(k) Plan.

(5)           Effective Date. The merger of the Pension Plan with and into the 401(k) Plan, and the related transfer of the assets and liabilities of the Pension Plan to the 401(k) Plan by direct trust-to-trust transfer, shall take place on December 31, 2010.

[Signature Page Follows]

IN WITNESS WHEREOF, the Employer has signed this Agreement in its capacity as the sponsor of the Pension Plan and  the 401(k) Plan, respectively, on this             day of                                          , 2010.

Rockwood Specialties Inc.
As Sponsor of the Profit-Sharing/401(k) Plan
for Employees of Rockwood Specialties, Inc.

By:

Name:

Title:

Rockwood Specialties Inc.
As Sponsor of The Rockwood Specialties Inc.
Money Purchase Pension Plan

By:

Name:

Title: